CONSENT TO JOINT FILING OF SCHEDULE 13D


      Each of the undersigned consents and agrees to the filing of the foregoing joint statement of Schedule 13D pursuant to Rule
13d-1(f)(2) pertaining to the shares of the Common Stock of First
Washington Realty Trust, Inc. beneficially owned by them.



                                        CAPITOL HILL ASSOCIATES,
                                        LIMITED PARTNERSHIP

                                        Osprey Development Corp.,
                                        general partner




Date:            May 19, 1997           By:  /s/Samuel G. Rose
                                              Samuel G. Rose
                                              President



                                        S & S FINANCE LIMITED
                                        PARTNERSHIP



Date:            May 19, 1997           By:  /s/Samuel G. Rose
                                              Samuel G. Rose
                                              General Partner



Date:            May 19, 1997           /s/Stewart J. Greenebaum
                                        Stewart J. Greenebaum



Date:            May 19, 1997           /s/Samuel G. Rose
                                        Samuel G. Rose

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                                        WOODHOLME CENTER, INC.



Date:            May 19, 1997           By:  /s/Samuel G. Rose
                                        Samuel G. Rose
                                        Authorized Representative



                                     SAMUEL G. ROSE GRANTOR TRUST



Date:            May 19, 1997           By:  /s/Samuel G. Rose

                                        Samuel G. Rose, Trustee



                                        OSPREY DEVELOPMENT CORP.




Date:            May 19, 1997           By:  /s/Samuel G. Rose
                                        Samuel G. Rose
                                        President